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Subsidiaries as at March 10, 2000

Company Name                                Jurisdiction of Organization


Media Pro International S.A.                         Romania
Media Vision S.R.L.                                  Romania
Video Vision International S.R.L.                    Romania
Pro TV S.R.L.                                        Romania

International Media Services Ltd.                    Bermuda
Innova Film GmbH                                     Germany
Enterprise "Intermedia"                              Ukraine
Limited Liability Company "Prioritet"                Ukraine
Broadcasting Company "Studio 1+1"                    Ukraine
Ukraine Advertising Holding B.V.                     Netherlands

Ceska Nezavisla Televizni Spolecnost, spol. s.r.o.   Czech Republic
Soural a.s.                                          Czech Republic
CET 21 spol. s.r.o.                                  Czech Republic

Slovenska Televizna Spolocnost, spol. s.r.o.         Slovakia

MKTV Rt (Irisz TV)                                   Hungary
GammaSat Media Investment Holding Kft                Hungary
Magyarhang Kft                                       Hungary

MM TV 1, d.o.o.                                      Slovenia
Tele 59, d.o.o.                                      Slovenia
Meglic Telecom, d.o.o.                               Slovenia
Produkcija Plus, d.o.o.                              Slovenia
Idea d.o.o.                                          Slovenia
Robin d.o.o.                                         Slovenia
Euro 3 d.o.o.                                        Slovenia

CME Media Enterprises B.V.                           Netherlands
CME Czech Republic B.V.                              Netherlands
CME Czech Republic II B.V.                           Netherlands
European Media Group Ltd.                            Bulgaria
CME Germany B.V.                                     Netherlands
CME Hungary B.V.                                     Netherlands
CME Poland B.V.                                      Netherlands
CME Romania B.V.                                     Netherlands
CME Slovakia B.V.                                    Netherlands
CME Slovenia B.V.                                    Netherlands
CME Ukraine B.V.                                     Netherlands

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Company Name                                Jurisdiction of Organization

CME Media Enterprises UK                             UK
CME Ukraine Holding GmbH                             Austria
CME Development Corporation                          USA
CME Programming Services Inc.                        USA
CME Programming Services B.V.                        Netherlands
Central European Media Enterprises N.V.              Netherlands Antilles